Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Closing of

$68.0 Million Public Offering of Common Stock

Irvine, CA. November 13, 2024 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a technology-enabled Japanese restaurant concept, today announced the closing of its underwritten public offering of 800,328 shares of its Class A common stock at a public offering price of $85.00 per share, including the exercise in full by the underwriters of their option to purchase an additional 104,390 shares of Class A common stock. The Company received proceeds from the offering, net of the underwriters’ discount, of approximately $64.6 million.

Kura Sushi intends to use the net proceeds from the offering for general corporate purposes, including capital expenditures, working capital, and other business purposes.

William Blair & Company, L.L.C., Barclays Capital Inc. and TD Securities (USA) LLC are acting as joint book-running managers for the offering. Craig-Hallum Capital Group LLC, Roth Capital Partners and The Benchmark Company, LLC are acting as co-managers for the offering.

The offering was made pursuant to an effective shelf registration statement including a base prospectus that has been filed with the Securities and Exchange Commission (the “SEC”) and declared effective and is available on the SEC website. A prospectus supplement and the accompanying base prospectus related to the offering have been filed with the SEC and are available on the SEC website. Copies of these documents may be obtained from William Blair & Company, L.L.C., Attn: Prospectus Department, 150 North Riverside Plaza, Chicago, Illinois 60606, by telephone at 1-800-621-0687 or by email at: prospectus@williamblair.com; Barclays Capital Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone at 1-888-603-5847 or by email at: barclaysprospectus@broadridge.com; or TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, by telephone at 1-855-495-9846 or by email at TD.ECM_Prospectus@tdsecurities.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a technology-enabled Japanese restaurant concept with 70 locations across 20 states and Washington DC. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with over 550 restaurants and 40 years of brand history.

Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by the Company’s management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: the Company’s discretion as to the use of proceeds from the offering; the Company’s ability to successfully maintain increases in its comparable restaurant sales and average unit volumes; the Company’s ability to successfully execute its growth strategy and open new restaurants that are profitable; the Company’s ability to expand in existing and new markets; the Company’s projected growth in the number of its restaurants; macroeconomic conditions and other economic factors, including rising interest rates, the possibility of a recession and instability in financial markets; the Company’s ability to compete with many other restaurants; the Company’s reliance on vendors, suppliers and distributors, including its majority stockholder Kura Sushi, Inc.; changes in food and supply costs, including the impact of inflation and tariffs; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of the Company’s restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in labor costs, as well as the impact of labor availability; the failure of the Company’s automated equipment or information technology systems or the breach of its network security; the loss of key members of the Company’s management team; the impact of governmental laws and regulations; volatility in the price of the Company’s common stock; and other risks and uncertainties as described in the Company’s filings with the SEC. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

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Investor Relations Contact:

Jeff Priester

(657) 333-4010

investor@kurausa.com